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                                                                 EXHIBIT 10.33.1

                       TURNER BROADCASTING SYSTEM, INC.
                1993 STOCK OPTION AND EQUITY-BASED AWARD PLAN

                               AMENDMENT NO. 1


         WHEREAS, the Turner Broadcasting System, Inc. 1993 Stock Option and Equity-Based Award Plan (the "Plan") was approved by the Stock Option and Compensation Committee (the "Committee") of the Board of Directors of Turner Broadcasting System, Inc. (the "Corporation") and by the holders of a majority of the outstanding shares of the stock of the Corporation entitled to vote thereon at such time;

         WHEREAS, the Plan currently provides that, subject to certain adjustments in accordance with the Plan, the aggregate number of shares of Common Stock for which Awards may be granted under the Plan shall be 5,000,000 shares;

         WHEREAS, the Committee in its administration of the Plan has determined that it is in the best interest of the Corporation and the Optionees under the Plan to amend the Plan as more fully described below, subject to the limitations set forth in Section 21 of the Plan:

         WHEREAS, the plan shall be amended as follows:

                 1. Amendment. Subject to the approval of the shareholders of the Corporation, Section 5(a) of the Plan is hereby amended by the deletion of the reference to "5,000,000 shares" in the first sentence thereof and the insertion in lieu of such deleted language of a reference to "15,000,000 shares".

                 2. Effectiveness. The foregoing amendment to the Plan was approved as of April 24, 1995 by the Committee and the Board of Directors of the Corporation, and was recommended for submission to the shareholders of the Corporation for approval at the 1995 annual meeting of shareholders. The amendment set forth in paragraph 1 above shall become effective as of and only upon the approval by the holders of a majority of the outstanding shares of the stock of the Corporation represented at such annual meeting, provided that a quorum of shareholders is present in person or by proxy.
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                 3.       Defined Terms.  All capitalized terms used herein
without definition shall have the meanings assigned thereto in the Plan.

                 4. No Other Amendment. This Amendment No. 1 is limited precisely as written and shall not constitute a modification of any other provision of the Plan. Except as specifically modified or amended by this Amendment No. 1, the Plan shall remain in full force and effect in accordance with its terms.





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